Exhibit 99.1

Safe and Green Development Corporation Reports Over 3,200% Year-Over-Year Revenue Growth in Q2 2025; Resource Group Integration Positions Company for Accelerated Second-Half Performance

Miami, FL – August 18, 2025 – Safe and Green Development Corporation (NASDAQ: SGD) (“SGD” or the “Company”), a real estate development and environmental solutions company, today announced financial results for the three and six months ended June 30, 2025. The Company delivered $1.4 million in Q2 2025 revenue, representing more than 3,200% growth compared to $42 thousand in Q2 2024. This significant year-over-year increase was driven by the acquisition and integration of Resource Group US Holdings LLC (“Resource Group”), which has expanded SGD’s revenue base and positioned the Company for accelerated performance in the second half of 2025. While the Company has announced that it is evaluating a potential cryptocurrency treasury reserve opportunity that, if consummated, would require the divestiture of Resource Group, no letter of intent acceptable to the Company has been received for any such transaction. Resource Group remains a key part of the Company’s core business, and management continues to focus on expanding its customer base, increasing operational efficiency, and diversifying revenue streams.

Second Quarter 2025 Financial and Strategic Highlights:

●	Revenue acceleration post-acquisition: Generated $1.4 million of revenue in just one month since the closing of the Resource Group acquisition, with expectations for this pace to continue or expand in the coming quarters.

●	Strategic portfolio shift: Exited legacy software and technology operations to focus exclusively on core businesses of real estate and compost/transportation.

●	Real estate portfolio optimization: Initiated a reevaluation of the Company’s real estate portfolio, including obtaining appraisals of existing properties, with strategic plans to monetize select assets.

●	Leadership enhancements: Restructured the Board of Directors with new members to guide the Company’s strategic direction and growth initiatives.

●	Robust Q3 outlook: Management expects approximately $4 million in revenue for Q3 2025, reflecting the first full quarter of operations with Resource Group.

●	Integration synergies: Actively integrating operations with Resource Group to unlock additional revenue streams and improve operational efficiencies.

EBITDA and Adjusted EBITDA Reconciliation* (in millions)

Description	Amount	Explanatory Notes
Net Loss	$(5.724)
Interest Expense	$0.830
Depreciation & Amortization	$0.181
EBITDA	$(4.713)
Impairment	$0.966(1)	(1) One-time adjustment related to prior software development expenditures from legacy SGD operations.
Bad Debt Expense	$3.025(2)	(2) Reserve on notes receivable from legacy SGD activities.
Stock-Based Compensation	$0.089(3)	(3) Non-cash expense related to equity-based awards granted at the SGD corporate level.
Adjusted EBITDA	$(0.634)

“Q2 2025 marks a transformational step forward for Safe and Green Development,” said David Villarreal, CEO of Safe and Green Development Corporation. “Our record-setting revenue growth demonstrates the power of our expanded platform and the immediate impact of integrating Resource Group’s operations. With a sharpened focus on our core businesses, a stronger leadership team, and a robust pipeline of opportunities, we are well positioned to deliver meaningful growth and value in the second half of the year and beyond.”

*Non-GAAP Financial Measures

This earnings release includes EBITDA and Adjusted EBITDA, financial measures not derived in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, management believes that presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results and provides transparency on how the Company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Management believes that financial information excluding certain items that are not considered to reflect the Company’s ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand the Company’s operating results excluding these items.

About Safe and Green Development Corporation

Safe and Green Development Corporation is a real estate development and environmental solutions company. Formed in 2021, it focuses primarily on the direct acquisition and indirect investment in properties across the United States that are intended for future development into green single-family or multifamily housing projects. The Company wholly owns Resource Group US Holdings LLC, an environmental and logistics subsidiary operating a permitted 80+ acre organics processing facility in Florida. Resource processes source-separated green waste and is expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology. Its operations also include a logistics platform that provides transportation services across biomass, solid waste, and recyclable materials, supporting both in-house and third-party infrastructure needs.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions and include statements regarding the Company being positioned for accelerated performance in the second half of 2025, evaluating a potential cryptocurrency treasury reserve opportunity, expanding Resource Group’s customer base, increasing operational efficiency, and diversifying revenue streams, .Resource Group revenue continuing or expanding in the coming quarters, strategic plans to monetize select real estate assets, guiding the Company’s strategic direction and growth initiatives, generating approximately $4 million in revenue for Q3 2025, integrating operations with Resource Group to unlock additional revenue streams and improve operational efficiencies and being positioned to deliver meaningful growth and value in the second half of the year and beyond.. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate revenue and create shareholder value, the Company’s ability to obtain the capital necessary to fund its activities, the Company’s ability to monetize its real estate holdings, the Company’s ability to integrate operations with Resource Group to unlock additional revenue streams and improve operational efficiencies and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Media and IR inquiries please contact:
info@sgdevco.com

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